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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1
TO CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
 October 25, 2001

BIO-IMAGING TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
826 Newtown Yardley Rd., Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code
 (267) 757-1360

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    As reported in the Current Report on Form 8-K filed November 9, 2001 (the "Current Form 8-K") by Bio-Imaging Technologies, Inc., a Delaware corporation (the "Company"), on October 25, 2001 (the "Closing Date"), the Company consummated the acquisition (the "Acquisition") of substantially all of the assets of the Intelligent Imaging division ("Intelligent Imaging") of Quintiles, Inc., a North Carolina corporation and wholly-owned subsidiary of Quintiles Transnational Corp. ("Quintiles"), pursuant to the terms and conditions set forth in the Asset Purchase Agreement, dated as of October 25, 2001, made by and between the Company and Quintiles (the "Asset Purchase Agreement"). A copy of the Asset Purchase Agreement has been previously filed as Exhibit 2.1 to the Current Form 8-K.

    The assets acquired included Intelligent Imaging's customer contracts, equipment, permits, leases and proprietary rights. In consideration for the assets purchased, the Company made payment to Quintiles of an aggregate purchase price consisting of $1,000,000 in the form of an unsecured, subordinated convertible promissory note, dated as of October 25, 2001, made by the Company payable to Quintiles (the "Note") in the principal amount equal to $1,000,000 with interest per annum equal to the rate in effect on the business day immediately prior to the date on which payments are due under the Note equal to the Three-Month London Interbank Offering Rate as published from time to time in the Wall Street Journal plus 300 basis points, compounded annually based on a 365-day year. The Note, which is payable in quarterly installments with respect to fifty percent (50%) of the aggregate principal amount together with all outstanding interest, matures thirty-six (36) months from the Closing Date and is convertible, in whole or in part, by Quintiles any time prior to maturity into shares of the Company's common stock, $0.00025 par value (the "Common Stock"). The number of shares of Common Stock into which the Note may be converted is calculated by dividing the outstanding principal balance of the Note ($1,000,000 as of October 25, 2001), plus all accrued and unpaid interest thereon, by the greater of: (i) 75% of the average closing price of the Company's Common Stock over the ten consecutive trading days ending prior to the date of conversion; or (ii) $0.906 per share. Accordingly, on October 25, 2001, the Note was convertible into a maximum of 1,103,753 shares of Common Stock. A copy of the Note has been previously filed as Exhibit 4.1 to the Current Form 8-K. The Company may pay Additional Consideration (as defined in the Asset Purchase Agreement) in accordance with the provisions as set forth in the Asset Purchase Agreement (the maximum number of shares to be issued to Quintiles pursuant to such provision is 646,247 shares of Common Stock which is to be paid out, in no event, later than February 15, 2003). The Company also assumed certain liabilities of Intelligent Imaging, including all obligations of Intelligent Imaging arising after the Closing Date under certain contracts and unearned income reflected on the closing balance sheet, except for certain retained liabilities.

    The Company hereby files this Form 8-K/A to file the following financial statements and related pro forma financial statements required to be filed pursuant to Item 7 of Form 8-K with respect to the Acquisition.

  (a)
  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

    Audited Financial Statements of Intelligent Imaging Division as of and for the fiscal years ended September 30, 2001 and 2000.

      Report of Independent Public Accountants

      Balance Sheets

      Statements of Operations

      Statements of Divisional Equity

      Statements of Cash Flows

      Notes to Financial Statements

  (b)
  PRO FORMA FINANCIAL INFORMATION

    Unaudited Pro Forma Combined Condensed Financial Statements of Bio-Imaging Technologies, Inc.

      Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2001.

      Unaudited Pro Forma Combined Condensed Statement of Operations for the fiscal year ended September 30, 2001.

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

(a) Financial Statements of Business Acquired

Intelligent Imaging Division of Quintiles, Inc.

Financial Statements
As of September 30, 2001 and 2000
Together with Report of Independent Public Accountants

Report of Independent Public Accountants

     To the Board of Directors of Quintiles, Inc.:

    We have audited the accompanying balance sheets of INTELLIGENT IMAGING DIVISION, a division of Quintiles, Inc. (a wholly owned subsidiary of Quintiles Transnational Corp.), as of September 30, 2001 and 2000, and the related statements of operations, divisional equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intelligent Imaging Division of Quintiles, Inc. as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                      /s/ ARTHUR ANDERSEN LLP

Raleigh, North Carolina
December 20, 2001

INTELLIGENT IMAGING DIVISION OF QUINTILES, INC.

BALANCE SHEETS—SEPTEMBER 30, 2001 AND 2000
(Audited)

ASSETS	2001	2000
CURRENT ASSETS:
Cash	$1,000	$1,000
Trade accounts receivable, net	580,085	556,947
Unbilled services	1,201,653	1,763,220
Prepaid expenses, deposits and deferred income taxes	54,274	22,652

Total current assets	1,837,012	2,343,819

PROPERTY AND EQUIPMENT:
Leasehold improvements	28,295	26,325
Computer equipment and software	2,497,012	2,204,857
Furniture and fixtures	176,695	186,931

	2,702,002	2,418,113
Less—Accumulated depreciation	(1,428,129)	(924,985)

Total property and equipment	1,273,873	1,493,128

	$3,110,885	$3,836,947

LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES:
Accounts payable	$54,763	$49,815
Accrued expenses	31,670	20,296
Unearned income	260,607	111,646

Total current liabilities	347,040	181,757

DEFERRED INCOME TAX LIABILITY	123,000	122,000
COMMITMENTS AND CONTINGENCIES (Note 7)
DIVISIONAL EQUITY- Investments and advances from Quintiles, Inc.	2,640,845	3,533,190

	$3,110,885	$3,836,947

The accompanying notes to financial statements are an integral part of these balance sheets.

INTELLIGENT IMAGING DIVISION OF QUINTILES, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000
(Audited)

	2001	2000
NET REVENUE	$5,338,021	$3,522,732

COSTS AND EXPENSES:
Direct	3,644,260	3,564,674
General and administrative	1,425,929	1,497,337
Depreciation expense	503,144	431,279

	5,573,333	5,493,290

LOSS FROM OPERATIONS	(235,312)	(1,970,558)
INCOME TAX BENEFIT	94,000	808,000

Net loss	$(141,312)	$(1,162,558)

The accompanying notes to financial statements are an integral part of these statements.

INTELLIGENT IMAGING DIVISION OF QUINTILES, INC.

STATEMENTS OF DIVISIONAL EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000
(Audited)

BALANCE, September 30, 1999	$3,134,846
Net loss	(1,162,558)
Net transactions with Quintiles, Inc.	1,560,902

BALANCE, September 30, 2000	3,533,190
Net loss	(141,312)
Net transactions with Quintiles, Inc.	(751,033)

BALANCE, September 30, 2001	$2,640,845

The accompanying notes to financial statements are an integral part of these statements.

INTELLIGENT IMAGING DIVISION OF QUINTILES, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000
(Audited)

	2001	2000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(141,312)	$(1,162,558)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	503,144	431,279
Provision for deferred income taxes	(28,000)	36,000
Changes in operating assets and liabilities:
Trade accounts receivable, net	(23,138)	404,148
Unbilled services	561,567	(702,675)
Prepaid expenses and other current assets	(2,622)	(6,461)
Accounts payable and accrued expenses	16,322	(2,208)
Unearned income	148,961	28,191

Net cash provided by (used in) operating activities	1,034,922	(974,284)

CASH FLOWS FROM INVESTING ACTIVITIES — Purchases of property and equipment	(283,889)	(592,060)

CASH FLOWS FROM FINANCING ACTIVITIES — Net transactions with Quintiles, Inc.	(751,033)	1,560,902

NET DECREASE IN CASH AND CASH EQUIVALENTS	0	(5,442)
CASH AND CASH EQUIVALENTS, beginning of year	1,000	6,442

CASH AND CASH EQUIVALENTS, end of year	$1,000	$1,000

The accompanying notes to financial statements are an integral part of these statements.

INTELLIGENT IMAGING DIVISION OF QUINTILES, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2001 AND 2000

1. The Division

    The Intelligent Imaging Division (the Division) of Quintiles, Inc. (which is a wholly-owned subsidiary of Quintiles Transnational Corp. (the Parent)) provides services that include image data management, data translation and digitization for submission of medical image data to the U.S. Food and Drug Administration and clinical sponsors using proprietary interactive software. The Division's technology supports a wide variety of medical information, X-rays, magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, positron-emission tomography (PET), ultrasound scans and photographs.

2. Basis of Presentation

    The accompanying financial statements present on a historical cost basis the financial position, results of operations, divisional equity and cash flows of the Division as if it were a separate entity for all periods presented.

    Transfers of operating funds between the Division and Quintiles, Inc. occur on a noninterest-bearing basis, with the net amount of these transfers reflected as investments and advances from Quintiles, Inc. in the accompanying financial statements. The net balance in investments and advances from Quintiles, Inc. at September 30, 2001 and 2000, of $2,640,845 and $3,533,190, respectively, is classified as divisional equity in the accompanying balance sheets.

    Quintiles, Inc. performed certain services and incurred certain costs for the Division. Services provided include business development, marketing, finance, executive, human resources, quality assurance and the services of the Professional Shared Services Center (which is the centralized processing center for the Parent). The costs of the services provided by Quintiles, Inc. have been allocated to the Division based upon the relative sales of the Division to the total operations of Clinical Development Services (which is a service line within the Product Development segment of the Parent). Costs allocated to the Division for these services were $387,184 and $340,175 for the years ended September 30, 2001 and 2000, respectively. In the opinion of management, the method of allocating these costs is believed to be reasonable. However, the costs of these services charged to the Division are not necessarily indicative of the costs that would have been incurred if the Division had performed these functions.

3. Summary of Significant Accounting Policies

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Foreign Currencies

    Gains and losses on foreign currency transactions are included in other income (expense).

Cash

    Cash includes all cash on hand and in banks.

Trade Accounts Receivable

    In the normal course of business, the Division extends credit to its customers and manages its exposure to credit risk through credit approval and monitoring procedures. Management believed that all receivables as of September 30, 2000, were collectible and, accordingly, did not provide an allowance for doubtful accounts as of September 30, 2000. Management recorded an allowance for doubtful accounts of $70,717 as of September 30, 2001.

Unbilled Services and Unearned Income

    In general, prerequisites for billings and payments are established by contractual provisions including predetermined payment schedules, submission of appropriate billing detail or the achievement of contract milestones, depending on the type of contract. Unbilled services arise when services have been rendered but customers have not been billed. Similarly, unearned income represents prebillings for services that have not yet been rendered.

Property and Equipment

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets. Estimated useful lives for depreciation purposes are as follows:

Leasehold improvements	5-7 years
Computer equipment and software	3-7 years
Furniture and fixtures	5-10 years

Fair Value of Financial Instruments

    The carrying value of current assets and current liabilities at September 30, 2001 and 2000, approximated their fair value due to the short-term nature of these items.

Impairment of Long-lived Assets

    The Division evaluates the recoverability of its property and equipment in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived assets to be Disposed Of," (SFAS 121). SFAS 121 requires the entity to review long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets or the business to which such assets relate, an impairment charge must be recognized. No impairments were recognized during the years ended September 30, 2001 and 2000.

Revenue Recognition

    Many of the Division's contracts are fixed price, with some variable components, and range in duration from a few months to several years. The Division is also a party to fee-for-service and unit-of-service contracts. The Division recognizes net revenue primarily based upon (1) percentage of completion (utilizing input or output measures as appropriate) for fixed price contracts, (2) hourly rates as work is performed under fee-for-service contracts or (3) completion of units for unit-of-service contracts.

    The Division's contracts provide for price renegotiation upon scope of work changes. The Division recognizes revenue related to scope of work changes when the underlying services are performed according to a binding commitment. Most contracts are terminable upon 15 to 90 days notice by the customer. In the event of termination, contracts typically require payment for services rendered through the date of termination, as well as for subsequent services rendered to close out the contract. Any anticipated losses resulting from contract performance are charged to operations in the period identified.

Concentrations of Credit Risk

    All net revenue is earned by performing services under contracts with various pharmaceutical, biotechnology, medical device and healthcare companies. Total credit risk of the Division is represented by the sum of the outstanding accounts receivable and unbilled service balances, less the unearned income related thereto, and such risk is subject to the financial and industry conditions of the Division's customers. The Division does not require collateral or other securities to support customer receivables. Credit losses have been immaterial and consistently within management's expectations. Five customers accounted for greater than 10% of net revenue in 2001: 18%, 16%, 16%, 16% and 12%, respectively. Three customers accounted for greater than 10% of net revenue in 2000: 28%, 15% and 15%, respectively. Four customers accounted for 51%, 19%, 11% and 11% of net accounts receivable at September 30, 2001, and two customers accounted for 67% and 10% of accounts receivable at September 30, 2000. Four customers accounted for 47%, 22%, 13% and 12% of net unbilled receivables at September 30, 2001, and three customers accounted for 42%, 19% and 11% of net unbilled receivables at September 30, 2000.

Income Taxes

    The Division's results have been included in the consolidated federal income tax return of the Parent and are included in the state and local tax returns of Quintiles Inc., as applicable. The provision or benefit for federal and state income taxes has been computed in the accompanying financial statements as if the Division were a stand-alone taxpayer. Deferred income tax assets and liabilities are recognized for the expected future income tax consequences of existing differences between the financial reporting and income tax reporting bases of assets and liabilities.

Employee Stock Compensation

    The Division has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Division's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Recently Adopted Accounting Pronouncements

    Effective January 1, 2001, the Division adopted Statement of Financial Accounting Standards No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities," (SFAS 133). SFAS 133 established a new model for accounting for derivatives and hedging activities and supercedes several existing standards. The Division currently does not and does not intend in the future to utilize derivative financial instruments. Therefore, SFAS 133 does not have a material impact on the financial statements.

Recently Issued Accounting Pronouncements

    Effective July 1, 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations," (SFAS 141). SFAS 141 requires all business combinations initiated after June 30, 2001, to be accounted for as purchases. The Division has not adopted SFAS 141 as of September 30, 2001, and does not expect the standard to have a material impact on its financial statements.

    On July 1, 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," (SFAS 142). SFAS 142 requires all intangible assets without a contractual life to no longer be amortized, but reviewed at least annually for impairment. The standard's required adoption date is January 1, 2002. The Division has not adopted SFAS 142 as of September 30, 2001, and does not expect the standard to have a material impact on its financial statements.

    In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," (SFAS 144), which supercedes Statement of Financial Accounting Standards No. 121. SFAS 144 established new accounting standards for the impairment of long-lived assets. The standard's required adoption date is for fiscal years beginning after December 15, 2001. The Division has not adopted SFAS 144 as of September 30, 2001, and, though the Division has not yet quantified the impact of SFAS 144 on its financial statements, it does not expect the standard to have a material impact on its financial statements.

4. Related-party Transactions

    As discussed in Note 2, Quintiles, Inc. performed certain services and incurred certain costs for the Division. Services provided include business development, marketing, finance, executive, human resources, quality assurance, and the services of the Professional Shared Services Center (which is the centralized processing center for the Parent). The costs of the services provided by Quintiles, Inc. have been allocated to the Division based on the relative sales of the Division to the total operations of

Clinical Development Services (which is a service line within the Product Development segment of the Parent). Costs allocated to the Division for these services were $387,184 and $340,175 for the years ended September 30, 2001 and 2000, respectively, and have been reflected in the accompanying income statements in general and administrative expenses. Quintiles, Inc. did not charge interest to the Division on investments and advances.

    Due to the intent to forgive any net balance in investments and advances from Quintiles, Inc. upon the sale of the Division by Quintiles, Inc., the net intercompany balance has been classified as a component of divisional equity in the accompanying financial statements. Significant components of the net transactions with Quintiles, Inc. have been summarized as follows:

	2001	2000
Departmental cost allocations:
Business development	$110,253	$105,080
Marketing	2,094	4,899
Finance	65,452	62,694
Executive	18,164	15,614
Human resources	74,918	76,335
Quality assurance	62,496	39,188
Professional Shared Services Center	53,807	36,365
Net transfers of cash (to) from Quintiles, Inc.	(1,138,217)	1,220,727

	$(751,033)	$1,560,902

5. Income Taxes

    Federal and state income taxes have been computed in the accompanying financial statements as if the Division were a stand-alone taxpayer. The Division's losses have provided an income tax benefit as management believes it is more likely than not that the Parent will be able to utilize the benefit of the losses in the filing of its consolidated income tax returns. The income tax benefit generated by the Division is reflected as a transfer of cash from Quintiles, Inc. in the accompanying financial statements.

    Components of the benefit for income taxes are summarized as follows:

	2001	2000
Federal and state:
Current	$66,000	$771,000
Deferred	28,000	37,000

	$94,000	$808,000

    A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

	2001	2000
Statutory income tax	$82,359	$689,695
State income taxes, net of federal benefit	12,350	117,650
Other	(709)	655

	$94,000	$808,000

    The following table reflects the deferred income tax assets and liabilities recorded by the Company as of September 30, 2001 and 2000:

	2001	2000
Deferred income tax asset (liability):
Depreciation expense	$(123,000)	$(122,000)
Nondeductible reserves	29,000	0

Net deferred income taxes	$(94,000)	$(122,000)

6. Employee Benefit Plans

    The Division's employees participate in numerous employee benefit plans sponsored by the Parent, which cover substantially all eligible employees.

    The employee stock ownership plan (ESOP) expense recognized for the ESOP is equal to the cost of the shares of the Parent's common stock allocated to plan participants and the interest expense on any leveraged loans for the year. The Division's ESOP expense totaled $39,544 and $160,282 in 2001 and 2000, respectively. As of September 30, 2001 and 2000, 310 and 1,787 shares, respectively, were allocated to participants.

    The Division's employees participated in the Parent's 401(k) plan. The Division matches employee deferrals under the 401(k) plan at varying percentages, set at the discretion of the Board of Directors. For the years ended September 30, 2001 and 2000, the Division expensed $40,897 and $17,188, respectively, for the matching contributions.

    Participating Division employees in the Parent's employee stock purchase plan (the Purchase Plan) have the option to purchase shares at 85% of the lower of the closing price per share of common stock on the first or last day of the calendar quarter. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. During 2001 and 2000, 457 and 827 shares, respectively, were purchased under the Purchase Plan by Division employees.

    The Division's employees participated in the Parent's stock option plans that provided incentives to eligible employees, officers and directors in the form of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock. The Board of Directors determines the option price (not to be less than fair market value for incentive options) at the date of grant. Options, particularly those assumed or exchanged as a result of acquisitions, have various vesting schedules and expiration periods. The majority of options granted under the Executive Compensation Plan typically vest 25% per year over four years expiring 10 years from the date of grant.

    A summary of stock options held by Division employees during the periods indicated is as follows:

	Number	Weighted Average Exercise Price
Outstanding at September 30, 1999	28,944	$43.20
Granted	70,661	16.30
Exercised	(2,487)	14.80
Cancelled	(18,175)	32.65

Outstanding at September 30, 2000	78,943	22.45
Granted	12,413	21.40
Exercised	(8,971)	14.37
Cancelled	(11,800)	16.81

Outstanding at September 30, 2001	70,585	24.23

    Pro forma information regarding net income is required by SFAS 123 and has been determined as if the Division had accounted for its employee stock options under the fair value method of SFAS 123. The per share weighted-average fair value of stock options granted during 2001 and 2000 was $4.38 and $4.50 per share, respectively, on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Employee Stock Options		Employee Stock Purchase Plan
	2001	2000	2001	2000
Expected dividend yield	0.00%	0.00%	0.00%	0.00%
Risk-free interest rate	4.60	5.80	4.60	5.80
Expected volatility	40.00	40.00	40.00	40.00
Expected life (in years from vesting)	0.27	0.27	0.25	0.25

    The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are transferable. All available option pricing models require the input of highly subjective assumptions including the expected stock price volatility. Because the Division's employee stock options have characteristics significantly different from those of traded options and changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    The Division's pro forma information follows:

	2001	2000
Pro forma net loss	$(233,118)	$(1,246,345)

7. Commitments And Contingencies

    The Division leases office space in Wayne, Pennsylvania, under operating lease agreements, which expire December 31, 2002. The minimum annual future rentals under this lease are as follows:

2002	$211,200
2003	52,800

$264,000

    Total rental expense was approximately $208,971 in fiscal 2001 and $207,383 in fiscal 2000.

    The Division is subject to litigation in the ordinary course of its business. Management believes that any potential liability thereto is adequately covered by insurance or is not material to the Company's financial position.

8. Subsequent Event

    On October 25, 2001, Quintiles, Inc. finalized an agreement to sell substantially all of the assets and liabilities of the Division to Bio-Imaging Technologies, Inc. (the Buyer). The agreement provides for consideration of $1,000,000 (in the form of a $1,000,000 unsecured, subordinated convertible promissory note, with the principal convertible into a maximum of 1,103,753 shares of Buyer's common stock, maturity 36 months from date of issuance) plus additional contingent consideration in the form of shares of the Buyer's common stock, up to a maximum of 646,247 shares, payable if revenues exceed $1,800,000 by December 31, 2002, related to the Division's customer contracts outstanding as of October 25, 2001.

(b) Pro Forma Financial Information (Unaudited)

BIO-IMAGING TECHNOLOGIES, INC.

Introduction to the Unaudited Pro Forma Combined Condensed Financial Statements

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    On October 25, 2001, Bio-Imaging Technologies, Inc. and subsidiaries (the "Company") acquired the Intelligent Imaging™ business unit ("Intelligent Imaging") of Quintiles, Inc., a North Carolina corporation ("Quintiles"), and a wholly-owned subsidiary of Quintiles Transnational Corporation (the "Intelligent Imaging Acquisition").

    The Company acquired substantially all of the assets of Intelligent Imaging and assumed certain liabilities of Intelligent Imaging pursuant to the terms and conditions of the Asset Purchase Agreement, dated as of October 25, 2001, by and between the Company and Quintiles. The assets acquired included Intelligent Imaging's customer contracts, equipment, permits, leases and proprietary rights. In consideration for the assets purchased, the Company issued an unsecured, subordinated convertible promissory note, dated as of October 25, 2001, in the principal amount of $1,000,000 (the "Note"). Accordingly, the principal amount under the Note is convertible into a maximum of 1,103,753 shares of common stock. As of October 25, 2001, the Note was convertible into 1,103,753 shares of common stock (assuming a conversion price of $0.906 per share as of October 25, 2001). The Company may pay additional consideration if certain financial results are achieved (the maximum number of shares that may be issued to Quintiles pursuant to such provision is 646,247 shares of common stock which is to be paid out no later than February 15, 2003).

    The following unaudited pro forma combined condensed financial statements are based on the respective historical consolidated financial statements of the Company and Intelligent Imaging. The unaudited pro forma combined condensed balance sheet assumes the acquisition was completed on September 30, 2001. The unaudited pro forma combined condensed statements of operations assumes the acquisition was completed on October 1, 2000.

    The unaudited pro forma combined condensed financial statements are based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information for illustrative purposes. The purchase price of the acquisition was allocated to the net assets acquired based on management's estimates of their fair values at the date of acquisition. Although the Company does not expect that the final allocation will be materially different from these estimates, there can be no assurances that such differences, if any, will not be material. The unaudited pro forma combined condensed financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or the results that actually would have resulted had the entity been a single entity during these periods.

    These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and the related notes thereto of the Company and Intelligent Imaging.

Bio-Imaging Technologies, Inc. and Subsidiaries

Unaudited Pro Forma Combined Condensed Balance Sheet

	As of September 30, 2001
	Bio-Imaging (Historical)	Intelligent Imaging (Historical)	Pro Forma Adjustments		Bio-Imaging Pro Forma
ASSETS
Cash & Cash Equivalents	$545,345	$1,000	$689,917	(3)	$1,236,262
Recievables, less allowance for doubtful accounts	2,318,316	1,781,738	(689,917	)(3)	2,805,976
			(604,161	)(4)
Prepaid expenses and other current assets	209,438	25,274	—		234,712
Deferred income taxes	417,000	29,000	(29,000	)(4)	417,000

Total current assets	3,490,099	1,837,012	(633,161)		4,693,950
Property, plant and equipment, net	1,206,957	1,273,873	(447,185	)(1)	2,033,645
Other assets, net	224,219	—	—		224,219

TOTAL ASSETS	$4,921,275	$3,110,885	$(1,080,346)		$6,951,814

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$326,577	$54,763	$—		$381,340
Accrued expenses and other current liabilities	465,557	31,670	98,000	(1)	595,227
Deferred revenue	1,518,288	260,607	—		1,778,895
Current maturities of long-term debt	197,357	—	125,001	(1)	322,358

Total current liabilities	2,507,779	347,040	223,001		3,077,820
Deferred income taxes	—	123,000	(123,000	)(4)	—
Noncurrent liability	—	—	585,499	(1)	585,499
Long-term debt	127,307	—	874,999	(1)	1,002,306

Total liabilities	2,635,086	470,040	1,560,499		4,665,625
Stockholders' Equity
Common stock	2,065	—	—		2,065
Additional paid-in capital	9,274,740	2,640,845	(510,161	)(4)	9,274,740
			(2,130,684	)(1,2)
Accumulated deficit	(6,990,616)	—	—		(6,990,616)

Total stockholders' equity	2,286,189	2,640,845	(2,640,845)		2,286,189

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,921,275	$3,110,885	$(1,080,346)		$6,951,814

Bio-Imaging Technologies, Inc. and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Operations

	Twelve months ended September 30, 2001
	Bio-Imaging (Historical)	Intelligent Imaging (Historical)	Pro Forma Adjustments		Bio-Imaging Pro Forma
Project revenues	$8,754,817	$5,338,021	$—		$14,092,838
Costs and expenses:
Cost of revenues	4,806,978	3,644,260	—		8,451,238
General and administrative expenses	1,596,918	1,816,726	—		3,413,644
Sales and marketing expenses	1,740,956	112,347	—		1,853,303

Total costs and expenses	8,144,852	5,573,333	—		13,718,185

Income (loss) from operations	609,965	(235,312)	—		374,653
Interest income (expense)	(32,765)	—	(94,500	)(5)	(127,265)

Income (loss) before income tax benefit	577,200	(235,312)	(94,500)		247,388
Income tax benefit	342,000	94,000	37,800	(6)	473,800

Income (loss) from continuing operations	919,200	(141,312)	(56,700)		721,188
Dividends on preferred stock	10,000	—	—		10,000

Income (loss) from continuing operations applicable to common stock	$909,200	$(141,312)	$(56,700)		$711,188

Basic earnings (loss) from continuing operations per common share	$0.11		$—		$0.09

Weighted average number of common shares	8,108,043		—		8,108,043

Diluted earnings (loss) from continuing operations per common share	$0.11		$—		$0.08

Diluted shares	8,309,000		1,208,057	(1)	9,517,057

Bio-Imaging Technologies, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Combined Condensed Financial Information

The unaudited pro forma combined condensed statement of operations has been prepared to reflect the acquisition of Intelligent Imaging as if the acquisition occurred on October 1, 2000 utilizing the purchase method of accounting. The unaudited pro forma combined condensed balance sheet was prepared to reflect the acquisition as of September 30, 2001.

    The following is a summary of the adjustments reflected in the unaudited pro forma combined condensed balance sheet and income statement:

  (1)
  Represents the preliminary estimates of the excess of the fair value of the net tangible assets acquired over the purchase price:

Net tangible assets as of September 30, 2001	$2,640,845
Adjustment to divisional equity for net assets not acquired by the Company	(510,161)

Net tangible assets acquired	2,130,684

Less- Purchase price:
Convertible promissory note	(1,000,000)
Contingent liability	(585,499)
Transaction costs	(98,000)

Total purchase price	(1,683,499)

Excess of net tangible assets over purchase price	447,185
Less- Write-down of property, plant and equipment	(447,185)

$—

    The total estimated purchase price of the acquisition has been allocated on a preliminary basis to assets and liabilities based on management's best estimates of fair value. The excess of the net tangible assets acquired over the purchase price reduced noncurrent assets or property, plant and equipment. These allocations are subject to change pending a final analysis of the total purchase price and the fair value of the assets acquired and liabilities assumed.

    The Company acquired substantially all of the assets of Intelligent Imaging and assumed certain liabilities of Intelligent Imaging pursuant to the terms and conditions of the Asset Purchase Agreement, dated as of October 25, 2001, by and between the Company and Quintiles (the "Asset Purchase Agreement"). The assets acquired included Intelligent Imaging's customer contracts, equipment, permits, leases and proprietary rights. In consideration for the assets purchased, the Company issued an unsecured, subordinated convertible promissory note, dated as of October 25, 2001, in the principal amount of $1,000,000 (the "Note"). The Note bears interest at the rate in effect on the business day immediately prior to the date on which payments are due under the Note equal to the Three-Month London Interbank Offering Rate as published from time to time in the Wall Street Journal plus 3%, compounded annually based on a 365-day year.

    The Note, which is payable in quarterly installments, beginning February 1, 2002, with respect to fifty percent (50%) of the aggregate principal amount together with all outstanding interest, matures thirty-six (36) months from the Closing Date and is convertible, in whole or in part, by Quintiles any time prior to maturity into shares of the Company's common stock. The Company has recorded $125,001 as a current liability, representing the February 1, 2002, May 1, 2002, and August 1, 2002 quarterly installments.

    The number of shares of common stock into which the Note may be converted is calculated by dividing the outstanding principal balance of the Note ($1,000,000 as of October 25, 2001), plus all accrued and unpaid interest thereon, by the greater of: (i) 75% of the average closing price of the Company's common stock over the ten consecutive trading days ending prior to the date of conversion, or (ii) $0.906 per share. Accordingly, on October 25, 2001, the Note was convertible into a maximum of 1,103,753 shares of common stock. As of September 30, 2001, the principal and accrued interest under the Note would have been convertible into 1,208,057 shares of common stock, as the average closing price per share over the ten consecutive trading days ending prior to September 30, 2001 was below $0.906 per share.

    The Company may pay additional consideration if certain financial results are achieved (the maximum number of shares that may be issued to Quintiles pursuant to such provision is 646,247 shares of common stock which is to be paid out no later than February 15, 2003). The Company has recorded a noncurrent liability of $585,499 for the contingent consideration under the provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations." SFAS No. 141 requires a liability to be recognized in an amount equal to the lesser of the maximum amount of the contingent consideration or the excess over the purchase price. When the contingency is resolved and the consideration is issued or becomes issuable, any excess of the fair value of the contingent consideration issued or issuable over the amount that was recognized as if it was a liability will be recognized as an additional cost of the acquisition. If the amount initially recognized as a liability exceeds the fair value of the consideration issued or issuable, that excess will be allocated as a pro rata reduction of noncurrent assets or property, plant and equipment. Any amount that remains after reducing noncurrent assets or property, plant and equipment to zero will be recognized as an extraordinary gain.

    Included in the purchase price is an accrual for transaction costs for certain legal, accounting and other miscellaneous expenses associated with the acquisition totaling $98,000.

  (2)
  Represents the elimination of Intelligent Imaging's historical divisional equity.

  (3)
  In accordance with the Asset Purchase Agreement, this amount represents Quintiles' funding of cash to the Company for Intelligent Imaging's billed accounts receivable as of September 30, 2001 that were assumed by the Company.

  (4)
  Represents the elimination of Intelligent Imaging assets and liabilities not acquired by the Company in connection with the acquisition:

Assets:
Receivables, unbilled	$604,161
Deferred income taxes	29,000

Total	633,161

Liabilities:
Deferred income taxes	(123,000)

Net assets not acquired by the Company	$510,161

  (5)
  Represents interest expense related to the convertible promissory note issued in connection with the acquisition. The interest rate, as defined in the convertible promissory note, is equal to the Three-Month London Interbank Offering Rate plus 3%, compounded annually (9.45% as of September 30, 2001).

  (6)
  Represents the tax effect of interest expense related to the convertible promissory note.

(c)  EXHIBITS

2.1†	Asset Purchase Agreement, dated as of October 25, 2001, by and between Bio-Imaging Technologies, Inc. and Quintiles, Inc.
4.1†	Convertible Promissory Note, dated as of October 25, 2001, made by Bio-Imaging Technologies, Inc. payable to Quintiles, Inc.
4.2	Registration Rights Agreement, dated as of October 25, 2001, by and between Bio-Imaging Technologies, Inc. and Quintiles, Inc.
23.1	Consent of Arthur Andersen LLP
99.1†	Press Release, dated October 29, 2001, regarding the consummation of the Acquisition.

†
Previously filed.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.
By:	/s/ MARK L. WEINSTEIN Name: Mark L. Weinstein Title: President and Chief Executive Officer

January 8, 2002

II–1

QuickLinks

Report of Independent Public Accountants
INTELLIGENT IMAGING DIVISION OF QUINTILES, INC. BALANCE SHEETS—SEPTEMBER 30, 2001 AND 2000 (Audited)
INTELLIGENT IMAGING DIVISION OF QUINTILES, INC. STATEMENTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000 (Audited)
INTELLIGENT IMAGING DIVISION OF QUINTILES, INC. STATEMENTS OF DIVISIONAL EQUITY FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000 (Audited)
INTELLIGENT IMAGING DIVISION OF QUINTILES, INC. STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000 (Audited)
INTELLIGENT IMAGING DIVISION OF QUINTILES, INC. NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2001 AND 2000
BIO-IMAGING TECHNOLOGIES, INC. Introduction to the Unaudited Pro Forma Combined Condensed Financial Statements
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
Bio-Imaging Technologies, Inc. and Subsidiaries Unaudited Pro Forma Combined Condensed Balance Sheet
Bio-Imaging Technologies, Inc. and Subsidiaries Unaudited Pro Forma Combined Condensed Statement of Operations
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